RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

TROYGOULD PC
1801 Century Park East, 16th Floor
Los Angeles, CA 90067
Attn:    Sanford J. Hillsberg

INSTRUCTIONS TO RECORDER:
Index this document as (1) a deed of trust;
(2) an assignment of rents;
(3) a security agreement; and
(4) a fixture filing

(Space above this line for Recorder’s use)

DEED OF TRUST, FIXTURE FILING, ASSIGNMENT OF

RENTS, AND SECURITY AGREEMENT

THIS DEED OF TRUST, FIXTURE FILING, ASSIGNMENT OF RENTS, AND SECURITY AGREEMENT (the “Deed of Trust”) is made on November 1, 2010 by POINT.360, a California corporation (“Trustor”), whose address is 2777 North Ontario Street, Burbank, CA 91504, in favor of CHICAGO TITLE COMPANY (“Trustee”), for the benefit of TROYGOULD PC, a California professional corporation (“Beneficiary”), whose principal office is located at 1801 Century Park East, Suite 1600, Los Angeles, CA 90067.

TRUSTOR IRREVOCABLY GRANTS, CONVEYS, TRANSFERS AND ASSIGNS TO TRUSTEE, IN TRUST, WITH POWER OF SALE and right of entry and possession, all of Trustor’s present and future estate, right, title and interest in and to the following described property (collectively, the “Property”), subject to any and all existing liens, mortgages, deeds of trust and other encumbrances or record.  In addition, Beneficiary agrees to subordinate the lien of this Deed of Trust to all future encumbrances which may be necessary to facilitate future financings for working capital or to acquire real property or equipment by Trustor or for general corporate purposes in accordance with the terms hereinafter described:

(A)           The following described parcels of real property located in the County of Los Angeles, State of California (the “Land”):

See Exhibit “A” attached hereto and incorporated herein by this reference.

(B)           All easements, rights of way, licenses, covenants, agreements and other appurtenances and rights used in connection with the Land or as a means of access thereto, whether now or hereafter created (“Appurtenances”);

(C)           All buildings, structures, improvements, fixtures, pipes, wires and equipment now and hereafter owned, constructed, located, erected or installed by or on behalf of Trustor upon or appurtenant to the Land and all replacements and substitutions therefor (“Improvements”), together with all maps, plans and specifications, design, engineering and construction contracts, bonds, warranties and other contract rights and other general intangibles relating to the construction of any existing or additional Improvements upon the Land, as well as all contract rights relating to sales of all or portions of the Land and Improvements (“Contracts”);

(D)           All machinery, equipment and other personal property of Trustor if the same is now or hereafter located at or used in connection with the Improvements, and all replacements and substitutions therefor (“Equipment”);

(E)           All leases, subleases, licenses and other occupancy agreements with respect to the Land, Improvements, Appurtenances and Equipment (“Leases”);

(F)           All rentals or other payments which may now or hereafter accrue or otherwise become payable under the Leases to or for the benefit of Trustor together with all other income, rents, revenues, sale proceeds, issues and profits produced by the Land, Improvements, Appurtenances and Equipment (collectively the “Rents”); and

(G)           All earnings, accounts, products, inventory, damages, indemnifications, insurance proceeds and any other proceeds from any and all of such Land, Improvements, Appurtenances, Equipment, Leases and Rents including specifically, but without limitation, all deposits made with or other security given to utility companies and claims or demands relating to insurance or condemnation awards which Trustor now has or may hereafter acquire, including all advance payments of insurance premiums made by Trustor with respect thereto, as well as all deposits made by purchasers of portions of the Land (“Proceeds”);

(H)           All of the above referenced Land, Improvements, Contracts, Appurtenances, Equipment, Leases, Rents and Proceeds are collectively referred to herein as the “Property.”

THIS DEED OF TRUST SECURES THE FOLLOWING INDEBTEDNESS AND OBLIGATIONS (collectively, the “Obligations”) in such order of priority as Beneficiary may from time to time elect:

(1)           Payment and performance of Trustor’s indebtedness and obligations under that certain promissory note of even date herewith in the original face principal amount of Nine Hundred Thirty-Four Thousand Sixty-Three and 73/100 Dollars ($934,063.73) executed by Trustor and payable to Beneficiary, or order, and all extensions, renewals, modifications, and replacements thereof (collectively, the “Note”);

(2)           Payment and performance of any additional notes made by Trustor and payable to Beneficiary, or order, and all extension, renewals, modifications and replacements thereof and that refer to being secured by this Deed of Trust (“Additional Notes”);

(3)           Payment and performance of any other indebtedness and obligations under this Deed of Trust and all extensions, renewals, and modifications of this Deed of Trust; and

(4)           Payment of all sums of money which may be advanced by, or otherwise due to, Trustee or Beneficiary under any provision of this Deed of Trust or to protect the security of this Deed of Trust, with interest thereon at the rate provided in this Deed of Trust;

FOR VALUABLE CONSIDERATION, Trustor agrees as follows:

ARTICLE 1

DEFINITIONS

For purposes of this Deed of Trust, the following terms shall have the following definitions:

1.1           Books and Records.  “Books and Records” means all books and records relating to the design, construction, improvement, development, use, ownership, operation, maintenance, repair, or marketing of the Property.

1.2           Buildings.   “Buildings” means all buildings, structures and other improvements now existing or hereafter located on the Land.

1.3           [Intentionally Omitted]

1.4           Condemnation Claims.   “Condemnation Claims” means all claims, actions, causes of action, demands, liens, rights, judgments, settlements, awards, compensation, and damages of every kind and nature which Trustor now has or which may hereafter accrue against any Person, whether arising in tort, by contract or statute, or in any other manner, which in any way directly or indirectly relate to or arise out of any condemnation of the Property or other taking of the Property for public or quasi-public use by eminent domain or to the transfer of the Property in lieu of condemnation or any such taking.

1.5           Condemnation Proceeds.   “Condemnation Proceeds” means all proceeds of the Condemnation Claims, including all money, deposit accounts, accounts, notes, drafts, instruments, documents, and all other tangible and intangible property resulting from the payment, collection of, recovery on, or other disposition of any or all of the Condemnation Claims.

1.6           Covenants and Restrictions.   “Covenants and Restrictions” means all covenants, conditions, restrictions, equitable servitudes, and all other similar matters now or hereafter affecting the Property, including any condominium, planned unit development, or cooperative apartment declaration of covenants, conditions and restrictions, by-laws, articles, rules, and regulations to which Trustor or the Property is subject or bound.

1.7           [Intentionally Omitted]

1.8           Development Rights.   “Development Rights” means all existing and future development rights, development credits, air rights, and options of any kind relating to the Property.

1.9           Easements.   “Easements” means all existing and future easements, rights of way, licenses, and similar rights relating or appurtenant to the Property and all existing and future rights in or to streets, roads, sidewalks, alleys, strips and gores adjoining or used in connection with the Property.

1.10         Event of Default.   “Event of Default” means any of the events described in Article 3 of this Deed of Trust.

1.11         Fixtures.   “Fixtures” means all fixtures, machinery, equipment, building materials, and appliances now or hereafter located in, on, attached or affixed to, or used in connection with the Land or the Buildings, including all systems for the supply or distribution of heat, air conditioning, electricity, gas, water, air or light; elevators, escalators and related machinery and equipment; fire prevention and extinguishing equipment and water sprinkler systems; security and access control equipment; water heaters, showers, bathtubs, tanks, pumps, toilets, sinks, pipes, and other plumbing fixtures and equipment; stoves, ranges, refrigerators, dishwashers, and disposals; laundry equipment; engines, motors, generators, boilers, furnaces, and incinerators; wall, window, and floor coverings, including screens, shades, drapes, and awnings; partitions, doors, windows, cabinets, bookcases, and hardware; janitorial, maintenance, and waste and rubbish removal equipment; recreational equipment; signs; switchboards, telephone systems, and other communication equipment; television, radio, and computer cables, antennae, and other equipment; chandeliers and other light fixtures; trees, plants and other landscaping; and all attachments, substitutions, accessories, accessions, replacements, improvements, and additions to any or all of the foregoing, all of which shall conclusively be deemed to be part of the Land and Buildings and conveyed by this Deed of Trust, whether or not affixed or attached to the Land.

1.12         Governmental Authorities.   “Governmental Authorities” means (a) the United States; (b) the state, county, city, or other political subdivision in which the Land is located; (c) all other governmental or quasi-governmental authorities, boards, bureaus, agencies, commissions, departments, administrative tribunals, and other instrumentalities or authorities; and (d) all judicial authorities and public utilities having or exercising jurisdiction over Trustor or the Property.

1.13         Governmental Permits.   “Governmental Permits” means all permits, approvals, and authorizations now or hereafter issued by all Governmental Authorities for or in connection with the design, construction, improvement, development, use, ownership, operation, maintenance, repair, or marketing of the Property, including grading permits, foundation permits, building permits, tentative subdivision map approvals, zone changes, zone variances, conditional use permits, temporary certificates of occupancy, and final certificates of occupancy.

1.14         Governmental Requirements.   “Governmental Requirements” means all existing and future laws, ordinances, rules, regulations, orders, and requirements of all Governmental Authorities applicable to Trustor or the Property, including those respecting the design, construction, improvement, development, use, ownership, operation, maintenance, repair, or marketing of the Property.

1.15         [Intentionally Omitted]

1.16         [Intentionally Omitted]

1.17         [Intentionally Omitted].

1.18         Impositions.   “Impositions” means all (a) Taxes; (b) Insurance Premiums; (c) gas, electricity, water, sewer, and other utility charges which are incurred for the benefit of the Property or which may become a lien against the Property; (d) assessments, charges, and fees imposed pursuant to any Covenants and Restrictions; (e) assessments, charges and fees payable with respect to any Easements, Water Rights or Development Rights; (f) principal, interest, and other amounts payable in connection with any Liens; (g) rents and other amounts payable under any Ground Lease; and (h) such other taxes, charges, premiums, assessments and impositions relating to the Property, the payment of which Beneficiary determines to be necessary to protect Beneficiary’s security for the Obligations.

1.19         Improvements.   “Improvements” means the Buildings and Fixtures, collectively.

1.20         Insurance Claims.   “Insurance Claims” means all claims, actions, causes of action, demands, liens, rights, judgments, settlements, awards, compensation, and damages of every kind and nature which Trustor now has or which may hereafter accrue against any Person, whether arising in tort, by contract or statute, or in any other manner, which in any way directly or indirectly relate to or arise under any policy of insurance which Trustor maintains with respect to the Property or which Trustor is required to maintain under this Deed of Trust (collectively, the “Insurance Policies”).

1.21         Insurance Proceeds.   “Insurance Proceeds” means all proceeds of the Insurance Claims, including all money, deposit accounts, accounts, notes, drafts, instruments, documents, and all other tangible and intangible property resulting from the payment, collection of, recovery on, or other disposition of any or all of the Insurance Claims.

1.22         Insurance Premiums.   “Insurance Premiums” means all premiums and other amounts payable in connection with procuring or maintaining the Insurance Policies.

1.23         Leases.   “Leases” means all existing and future rental agreements, leases, licenses, concessions, occupancy agreements, and other similar agreements affecting the Property, including all subleases at any level.

1.24         Liens.   “Liens” means all mortgages, deeds of trust, mechanics’ liens, and other liens and encumbrances of every kind and nature, other than this Deed of Trust, now or hereafter affecting the Property.

1.25         Intentionally Omitted.

1.26         Mineral Rights.   “Mineral Rights” means all existing and future right, title, and interest in and to all minerals, oil, gas and other hydrocarbon substances in or on the Property.

1.27         Person.   “Person” means any natural person or any entity, including any corporation, partnership, joint venture, trust, unincorporated organization, trustee, or Governmental Authority.

1.28         Property Claims.   “Property Claims” means all claims, actions, causes of action, demands, liens, rights, judgments, settlements, awards, compensation, and damages of every kind and nature (other than the Insurance Claims and Condemnation Claims) which Trustor now has or which may hereafter accrue against any Person, whether arising in tort, by contract or statute, or in any other manner, which in any way directly or indirectly relate to or arise out of any or all of the following:  (a) the Property; (b) any existing or future fact, matter, occurrence, or transaction relating to the Property; or (c) the design, construction, improvement, development, use, ownership, operation, maintenance, repair or marketing of the Property.

1.29         Property Proceeds.   “Property Proceeds” means all proceeds of the Property Claims, including all money, deposit accounts, accounts, notes, drafts, instruments, documents, and all other tangible and intangible property resulting from the payment, collection of, recovery on, or other disposition of any or all of the Property Claims.

1.30         Rents and Profits.   “Rents and Profits” means all existing and future rents, royalties, issues, profits, proceeds, revenues, income and other benefits of the Property and all Leases, including all security deposits and prepaid rent.

1.31         Taxes.   “Taxes” means (a) all taxes, bonds, levies and assessments now or hereafter affecting the Property, including all general and special real and personal property taxes, bonds, and assessments affecting the Property; (b) all other taxes, bonds, levies and assessments which now are or hereafter may become a lien on the Property, including all income, profits, franchise, withholding, and gross receipt taxes; (c) all other charges now or hereafter imposed on or assessed against the Property by any Governmental Authority or arising with respect to the design, construction, improvement, development, use, ownership, operation, maintenance, repair or marketing of the Property; and (d) all taxes, bonds, levies, and assessments now or hereafter imposed by any Governmental Authorities on Trustee or Beneficiary by reason of their respective interests in this Deed of Trust, the Note, or any promissory note evidencing a Future Advance, excluding any franchise, estate, inheritance, income, or similar tax imposed on Beneficiary or Trustee.

1.32         Tenants.   “Tenants” means all tenants and occupants of the Property under the Leases.

1.33         Water Rights.   “Water Rights” means all existing and future water, water rights (whether riparian, appropriative, or otherwise, and whether or not appurtenant), and all water stock relating to the Property.

ARTICLE 2

COVENANTS OF TRUSTOR

2.1           Performance of Secured Obligations.   Trustor shall pay and perform each and all of the Obligations in accordance with their respective terms.

2.2           Preservation of the Property.   Trustor (a) shall maintain the Property in good condition and repair; provided, however, Trustor may demolish the existing Improvements thereon for the purpose of preparing the Property for redevelopment; (b) shall comply and cause the Property to comply with the provisions of all Insurance Policies; (c) shall comply and cause the Property to comply with all Governmental Requirements; (d) shall comply and cause the Property to comply with all Covenants and Restrictions; (e) shall maintain in effect all Governmental Permits; (f) except for matters in the ordinary course of Trustor’s business, shall not remove, demolish, improve, add to, or alter the Improvements (excluding alterations which preserve or increase the value of the Property); (g) shall not commit or permit any waste respecting the Property or impairment of the Property; (h) shall not abandon the Property; (i) shall not commit or permit any act upon the Property in violation of any Governmental Requirements; and (k)  shall maintain and do all other acts, in a timely and proper manner, which from the character or use of the Property may be necessary or appropriate to preserve, protect and maintain the value of the Property.

2.3           Insurance.   Trustor shall at all times maintain in full force and effect all currently existing insurance coverage regarding the Property.

2.4           Insurance Policies.   Upon an Event of Default, Trustor shall deliver to Beneficiary the originals of all Insurance Policies together with receipts for the full payment of all Insurance Premiums, and Beneficiary shall have the right to hold such policies as long as any Obligations are outstanding.

2.5           Assignment of Insurance Claims and Proceeds.   Upon an Event of Default, Trustor grants, transfers, and assigns to Beneficiary the Insurance Claims and Insurance Proceeds.

2.6           Assignment of Condemnation Claims and Proceeds and Other Claims.   Upon an Event of Default, Trustor grants, transfers, and assigns to Beneficiary the Condemnation Claims, Condemnation Proceeds, Property Claims, and Property Proceeds.

2.7           Intentionally Omitted.

2.8           Prosecution and Settlement of Claims.  Prior to the occurrence of any Event of Default, Trustor shall have the right to prosecute and enforce the Insurance Claims, Condemnation Claims, and Property Claims (collectively, the “Claims”). Upon an Event of Default, Beneficiary shall have the right to appear in, defend, and prosecute any action or proceeding arising out of or relating to any or all of the Claims if Beneficiary determines that such action is necessary or appropriate to protect Beneficiary’s interest in connection with the Obligations.  Upon the occurrence of an Event of Default, Trustor’s right to prosecute and enforce the Claims shall be revoked upon, and to the extent provided in, notice by Beneficiary to Trustor.  Following such revocation, Beneficiary, at its option, shall have the exclusive right to prosecute and enforce any or all of the Claims to the extent provided in Beneficiary’s notice of revocation and to compromise, adjust, settle or dismiss any or all of the Claims, whether or not Beneficiary has taken possession of the Property.  Without Beneficiary’s prior written consent, Trustor shall not (a) sell, transfer, pledge, hypothecate or otherwise dispose of or abandon any or all of the Claims; or (b) compromise, adjust, settle, or dismiss any or all of the Claims.

2.9           No Liability by Beneficiary.     Prior to an Event of Default, nothing contained in this Deed of Trust shall be deemed to obligate Beneficiary to prosecute or enforce any or all of the Claims nor shall Beneficiary have any liability or responsibility for any failure or delay by Beneficiary in prosecuting or enforcing any or all of the Claims or to collect any or all of the Proceeds.  Trustor shall at all times have the right to determine and follow its own policies and practices in the conduct of its business. Prior to an Event of Default, nothing contained in this Deed of Trust nor Beneficiary’s receipt of any Proceeds shall result in any obligation or liability by Beneficiary for the performance or observance of any of the terms of any document or Insurance Policies relating to any or all of the Claims or the Proceeds.

2.10         [Intentionally Omitted]

2.11         [Intentionally Omitted]

2.12         Taxes and Impositions.   Trustor (a) shall pay all Taxes at least ten (10) days before delinquency; and (b) shall pay all other Impositions when due.  Upon Beneficiary’s request, Trustor shall deliver to Beneficiary receipts and such other substantiating documentation as may be required by Beneficiary to evidence payment of all Impositions by Trustor in accordance with this Section.

2.13         [Intentionally Omitted]

2.14         Assignment of Rents and Profits.

(a)           Assignment.   Upon the occurrence of an Event of Default, as additional security, Trustor, shall irrevocably and unconditionally grant, transfer and assign to Beneficiary all Rents and Profits.  Prior to the occurrence of an Event of Default, Trustor shall have the right to collect and retain on the terms of this Section 2.14 all Rents and Profits as they become due and payable.  Upon the occurrence of an Event of Default, Trustor’s right to collect the Rents and Profits shall automatically be revoked and shall be transferred without further notice to Trustor.  Following such revocation, Beneficiary shall be entitled to collect and retain all Rents and Profits, whether or not Beneficiary has taken possession of the Property, and Trustor shall immediately pay or deliver to Beneficiary any Rents and Profits then held or thereafter collected by Trustor.  All Rents and Profits collected by or on behalf of Beneficiary shall be applied by Beneficiary to the Obligations in such order as Beneficiary may determine.  If Beneficiary elects to seek the appointment of a receiver following the occurrence of an Event of Default, Trustor irrevocably and unconditionally consents to the appointment of a receiver without regard to the adequacy of the security for any of the Obligations.

(b)           Applications of Rents and Profits Prior to Assignment.   Trustor shall apply the Rents and Profits to the payment of all reasonable and necessary operating costs and expenses of the Property, installment payments due in connection with the Note and any Additional Notes, payment of Impositions, and a reasonable reserve for future reasonable and necessary expenses, repairs and replacements relating to the Property before using the Rents and Profits for any other purpose which does not directly benefit the Property.

(c)           Notices to Tenants.   Upon assignment as described in Section 2.14(a) above, Trustor irrevocably authorizes and directs all Tenants under the Leases to comply with any notice or demand by Beneficiary for payment to Beneficiary of any Rents and Profits or for the performance of any of the Tenant’s other respective obligations under the Leases, regardless of any conflicting demand by Trustor or notice by Trustor to any Tenant that Beneficiary’s demand is invalid or wrongful.  No Tenant shall have any duty to inquire as to whether any default by Trustor has occurred under the Deed of Trust in connection with any notice or demand by Beneficiary under this Section.

2.15         [Intentionally Omitted]

2.16         [Intentionally Omitted]

2.17         [Intentionally Omitted]

2.18         [Intentionally Omitted]

2.19         [Intentionally Omitted]

2.20         Leases.   Upon an Event of Default, and at upon Beneficiary’s request, Trustor shall execute, acknowledge and deliver to Beneficiary an absolute and unconditional assignment acceptable to Beneficiary of all of Trustor’s interests in all Leases and all guaranties of and security for the Tenants’ respective obligations under the Leases.

2.21         Attornment at Beneficiary.  Each Tenant who enters into a Lease for the Property after the date of recordation of this Deed of Trust (each such Lease is referred to as a “Subordinate Lease”) shall be deemed to be have agreed to attorn to Beneficiary and accept Beneficiary as the landlord under its Lease on the terms of this Section.  Such attornment shall be effective and self-operative as of the date of acquisition of the Property without the execution of any further documents on the part of the Tenant, Beneficiary, or any other party, and the Tenant under the Subordinate Lease shall be bound to Beneficiary under all of the terms, covenants, and conditions of the Subordinate Lease for the remaining balance of the term thereof, with the same force and effect as if Beneficiary were the landlord under such Lease. However, Beneficiary (a) shall not be liable for any act or omission of any prior landlord under any Subordinate Lease, including Trustor; (b) shall not be subject to any offset, defense, or claim which any Tenant may have against any prior landlord under any Subordinate Lease, including Trustor; (c) shall not be obligated (i) to return any security deposit now or hereafter paid by any Tenant; (ii) to return any prepaid rent or other amounts prepaid by any Tenant; or (iii) to grant any Tenant a credit for any such security deposit, prepaid rent or other prepaid amounts (excluding monthly rent and other charges which have not been prepaid for more than one month in advance), except to the extent, if any, that Beneficiary has actually and unconditionally received such security deposit, prepaid rent or other prepaid amounts; and (d) shall not be obligated to complete the construction of any or all Improvements.  Without limiting the terms of this Section, upon Beneficiary’s request, each Tenant under a Subordinate Lease shall execute and deliver to Beneficiary any document which Beneficiary determines to be necessary or appropriate to evidence such Tenant’s attornment to Beneficiary on the terms of this Section, including a new lease with Beneficiary on the same terms and conditions as the Subordinate Lease for a term equal to the unexpired term of the Subordinate Lease.

2.22         Compliance with Leases.   Trustor (a) shall perform all obligations of the landlord under the Leases and shall not permit or suffer any default by Trustor under the terms of any of the Leases; and (b) shall diligently enforce all remedies available to Trustor in the event of a default by any Tenant under any of the Leases.

2.23         [Intentionally Omitted].

2.24         Notice of Certain Matters.   Trustor shall promptly notify Beneficiary in writing of (a) any claim, demand, right, or Lien relating to the Property which may be adverse to the lien of this Deed of Trust; (b) any material loss, depreciation, or adverse change in the value of the Property and any other occurrence which may materially and adversely affect Beneficiary’s lien on the Property; (c) any adverse change in Trustor’s ability to perform any or all of the Obligations; (d) any event or condition which constitutes an Event of Default; and (e) any dispute between Trustor and any Governmental Authority relating to the Property which may have a material adverse effect on the Property.

2.25         [Intentionally Omitted]

2.26         Defense of Actions and Protection of Security by Trustor.   Trustor shall appear in and defend any action or proceeding commenced by any Person other than Beneficiary which affects or which Beneficiary determines may affect any or all of the following:  (a) the Property; (b) the Insurance Claims, Condemnation Claims, or Property Claims; (c) Beneficiary’s, Trustee’s or Trustor’s respective rights and obligations under the Note, any Additional Notes or this Deed of Trust; (d) the Obligations; or (e) any other transaction or matter which affects Beneficiary by reason of its interest in the Property.  Trustor shall promptly commence and diligently prosecute all actions and proceedings which are necessary or appropriate or which Beneficiary determines may be necessary or appropriate to do any or all of the following:  (i) prevent any damage, destruction, or injury to the Property; (ii) enforce or recover upon the Insurance Claims, Condemnation Claims or Property Claims or collect the Insurance Proceeds, Condemnation Proceeds, or Property Proceeds; or (iii) to preserve, protect, maintain, and defend the Property and Beneficiary’s lien thereon.

2.27         Further Assurances.   Upon Beneficiary’s request, Trustor shall execute, acknowledge and deliver to Beneficiary such further documents and agreements and take such further actions as Beneficiary may reasonably require from time to time to effectuate or carry out the purposes of the Deed of Trust or to evidence, perfect, maintain, preserve or protect Beneficiary’s lien on the Property, including Trustor’s execution of security agreements, assignments, financing statements, and continuation financing statements.

ARTICLE 3

EVENTS OF DEFAULT

Beneficiary, at its option, shall have the right to declare Trustor to be in default under this Deed of Trust upon the occurrence of any or all of the following events:

3.1           Payment of Note.   If Trustor fails to pay any of its indebtedness or perform any of its obligations under the Note or Additional Notes when due and after notice and cure period stated therein;

3.2           Performance Under Other Documents.   If Trustor fails to pay any of its indebtedness or to perform any of its material obligations to Beneficiary under this Deed of Trust or any of the other documents in connection therewith when due and after notice and cure period stated herein or therein;

3.3           [Intentionally Omitted]

3.4           Misrepresentation.   If any request, statement, information, certification, or representation, whether written or oral, submitted or made by Trustor to Beneficiary in connection with the Note or any other extension of credit by Beneficiary to Trustor is materially false or misleading;

3.5           Insolvency of Trustor.   If (a) a petition is filed by or against Trustor under the federal bankruptcy laws or any other applicable federal or state bankruptcy, insolvency or similar law; (b) a receiver, liquidator, trustee, custodian, sequestrator, or other similar official is appointed to take possession of Trustor or the Property, or Trustor consents to such appointment; (c) Trustor makes an assignment for the benefit of creditors or fails generally to pay its debts as they become due; or (d) Trustor takes any action in furtherance of any of the foregoing and such matters continue for 90 ninety days without being dismissed;

3.6           [Intentionally Omitted]

3.7           [Intentionally Omitted]

3.8           [Intentionally Omitted]

3.9           [Intentionally Omitted]

3.10         Dissolution.   If Trustor is a corporation, the dissolution, liquidation, or termination of existence of such Person;

3.11         [Intentionally Omitted]

3.12         Sales, Transfers, and Further Encumbrances.  Beneficiary shall have the right, at its option and without notice to or demand on Trustor, to declare any or all Obligations to be immediately due and payable if any of the following events occurs without Beneficiary’s prior written consent:  (a) the sale, conveyance, transfer of all or any part of the Property or any interest in the Property, whether voluntary or involuntary, or Trustor’s grant of any option or agreement to effect any such transaction; and (b) the dissolution or liquidation of Trustor.  Beneficiary’s consent to any event described in this Section may be withheld in Beneficiary’s sole and absolute discretion.  Beneficiary’s consent to any event described in this Section shall not be deemed to be a consent to, or a waiver of the right to require such consent for, any other event.

3.13         [Intentionally Omitted]

3.14         Condemnation.   If any condemnation proceeding or action is pending or commenced by any Governmental Authority with respect to more than 10% of the Property;

3.15         [Intentionally Omitted]

ARTICLE 4

REMEDIES

Upon Beneficiary’s election to declare Trustor to be in default under this Deed of Trust pursuant to Article 3 above, Trustor shall be deemed to be in default under this Deed of Trust, and Beneficiary shall have the following rights and remedies:

4.1           Acceleration.   Beneficiary shall have the right to declare any or all of the Obligations to be immediately due and payable, including the entire principal amount and all accrued but unpaid interest under the Note, any Additional Notes and any Future Advances by Beneficiary, and notwithstanding the stated maturity of the Note or any Future Advances, such Obligations shall thereupon be immediately due and payable.

4.2           Entry by Beneficiary.   Whether or not Beneficiary elects to accelerate any or all of the Obligations under Section 4.1 above, Beneficiary shall have the right (a) to enter, take possession of, and manage, operate and lease the Property; (b) to take possession of any or all Books and Records; (c) to collect any or all Rents and Profits, whether or not Beneficiary has taken possession of the Property; and (d) to take any or all actions which Beneficiary determines to be necessary or appropriate in connection therewith or to preserve, protect, maintain and defend the Property and Beneficiary’s lien thereon, including (i) the exercise and enforcement of all of Trustor’s rights under any or all of the Leases; (ii) the termination, acceptance of a surrender, modification or amendment of any or all of the Leases; (iii) the execution of new Leases on such terms and conditions as Beneficiary determines to be appropriate; and (iv) the repair, alteration, improvement or completion of the Property in such manner and to such extent as Beneficiary determines to be necessary or appropriate.  If Beneficiary elects to take possession of the Property or to take any or all of the other actions described in this Section by court process, Trustor irrevocably and unconditionally agrees that a receiver may be appointed by a court for such purpose pursuant to Section 4.6 below.

4.3           Judicial Action.   Beneficiary shall have the right to commence an action or proceeding to foreclose this Deed of Trust and to enforce any or all of the terms of the Note or Security Agreement, including specific performance of the covenants of Trustor under this Deed of Trust.

4.4           Foreclosure by Power of Sale.

(a)           Declaration and Notice of Default.   Beneficiary shall have the right (i) to cause the Property to be sold under the power of sale contained in this Deed of Trust in any manner permitted by applicable law; and (ii) to deliver to Trustee a written declaration of default and demand for sale and a written notice of default and election to cause the Property to be sold, which notice the Trustee or Beneficiary shall cause to be recorded as required by law.  Upon the expiration of such period of time after the recordation of such notice of default and election to sell and the giving of such notice of sale as may then be required by law, and without the necessity of any demand on Trustor, Trustee, at the time and place specified in the notice of sale, shall sell the Property at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale.

(b)           Postponements; Multiple Parcels.   To the extent permitted by law, Trustee may, and upon request of Beneficiary shall, from time to time, postpone any sale hereunder by public announcement at the time and place noticed for such sale or may, in its discretion, give a new notice of sale.  If the Property consists of several lots, parcels or items of property, Beneficiary shall have the exclusive right (i) to designate the order in which such lots, parcels or items shall be offered for sale or sold; and (ii) to elect to sell such lots, parcels or items through a single sale, through two or more successive sales, or in any other manner Beneficiary determines to be in its best interest.  Any Person, including Trustor, Trustee and Beneficiary, may purchase at any sale under this Deed of Trust, and Beneficiary shall have the right to purchase at any such sale by crediting upon the bid price the amount of all or any part of the Obligations.  If Beneficiary determines to sell the Property in more than one sale, Beneficiary may, at its option, cause such sales of the Property to be conducted simultaneously or successively, on the same day or on such different days or times and in such order as Beneficiary may determine, and no such sale shall terminate or otherwise affect the lien of this Deed of Trust on any part of the Property that has not been sold until all Obligations have been paid in full.

(c)           Costs of Sale; Deed to Purchaser.   Trustor shall pay all costs, fees, and expenses of all sales of the Property under this Deed of Trust, including the costs, fees, and expenses (including reasonable attorneys’ fees) of Trustee and Beneficiary, together with interest thereon at the interest rate applicable to principal under the Note.  Upon any sale under the power of sale contained in this Deed of Trust, Trustee shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property so sold, but without any covenant or warranty whatsoever, express or implied.  The recitals in any such deed or deeds of any matter or facts, including the existence of any default by Trustor, the giving of notice of default and notice of sale, and other facts affecting the regularity or validity of such sale or sales, shall be conclusive proof of the truth of such facts and matters, and any such deed or deeds shall be conclusive against all Persons as to such facts and matters recited therein.  A sale of less than all of the Property or any defective or irregular sale under this Deed of Trust shall not exhaust, impair or otherwise affect the power of sale contained in this Deed of Trust, and subsequent sales of the Property may be made under this Deed of Trust until all Obligations have been satisfied or until the entire Property has been sold without defect or irregularity.  If Beneficiary elects to cause the Property to be sold under the power of sale contained in this Deed of Trust, Beneficiary shall deposit with the Trustee this Deed of Trust, the Note, and such receipts and evidence of such other Obligations as Trustee may reasonably require.

4.5           Application of Sale Proceeds.   Trustee shall apply the proceeds of the sale or sales conducted by Trustee in the following order of priority:  (a) first, to payment of all expenses of such sale or sales and all costs, expenses, fees, and liabilities of Trustee and this trust, including attorneys’ fees, costs of a trustee’s sale guaranty, costs of other evidence of title, and Trustee’s fees in connection with such sale or sales; (b) second, to all amounts advanced by Trustee or Beneficiary under any of the terms of this Deed of Trust which have not then been repaid, together with interest thereon at the rate applicable to principal under the Note or, with respect to Trustee, the maximum rate permitted by law to be charged by Trustee; (c) third, to the payment of all other Obligations in such order and amounts as Beneficiary determines; and (d) the remainder, if any, to the Trustor.

4.6           Appointment of a Receiver.   Beneficiary shall have the absolute and unconditional right to apply to any court having jurisdiction and obtain the appointment of a receiver or receivers of the Property, and Trustor irrevocably and unconditionally consents to such appointment and agrees that Beneficiary shall have the right to obtain such appointment (a) without notice to Trustor or any other Person; (b) without regard to the value of the Property or any other collateral securing the Obligations; and (c) without acceleration of the Obligations or commencement of foreclosure proceedings under this Deed of Trust.  Any such receiver or receivers shall have the usual powers and duties of receivers in similar cases and all powers and duties necessary or appropriate to exercise the rights of Beneficiary as provided in this Deed of Trust.

4.7           Protection of Beneficiary’s Security.   Beneficiary or Trustee, without obligation to do so and without notice to or demand on Trustor, and without releasing Trustor from any of its Obligations or waiving Beneficiary’s rights under the Deed of Trust, shall have the right to perform any Obligation which Trustor has breached in such manner, at such time, and to such extent as Beneficiary or Trustee determines to be necessary or appropriate to preserve, protect, maintain and defend the Property and Beneficiary’s lien thereon.

4.8           Assembly of Property.   Upon Beneficiary’s request, Trustor shall assemble and make available to Beneficiary at the location of the Land all Property which has been removed from or which is not located on the Land.

4.9           [Intentionally Omitted]

4.10         Rescission of Notice of Default.   Prior to the conduct of any sale under the power of sale contained in this Deed of Trust, Beneficiary, at its option, shall have the right to rescind any notice of default and election to sell the Property by delivering to Trustee a written notice of rescission executed by Beneficiary which, when recorded, shall cancel the foreclosure proceedings which have been commenced by the recordation of such notice of default and election to sell.  Beneficiary’s rescission of any notice of default and election to sell pursuant to this Section or under applicable law shall not constitute or be construed as a waiver of any Event of Default or impair, prejudice or otherwise affect (a) Beneficiary’s right to record a new notice of default and election to sell the Property based on the same or any other Event of Default; or (b) Beneficiary’s rights and remedies in connection with the Obligations.

ARTICLE 5

WARRANTIES AND REPRESENTATIONS

5.1           Warranties and Representations.   As a material inducement to Beneficiary in accepting this Deed of Trust as collateral for Trustor’s Obligations to Beneficiary, Trustor warrants and represents to the Beneficiary as follows:

(a)           Corporate Existence.   If Trustor is a corporation, Trustor is duly organized, validly existing and in good standing under the laws of the state of its incorporation, and Trustor is qualified to do business and is in good standing under the laws of the state in which the Property is located.

(b)           Authority.   Trustor has the full power and authority to carry on its business and to enter into and perform all of its obligations under this Deed of Trust, and when executed by the Persons signing this Deed of Trust on behalf of Trustor, shall constitute legal, valid and binding obligations of Trustor enforceable in accordance with their respective terms.  The Persons executing this Deed of Trust on behalf of Trustor are duly authorized to execute the Note, any Additional Notes and all other documents required by Beneficiary in connection with the this Deed of Trust on behalf of Trustor.  No consent of any other Person and no consent, approval, authorization or other action by or filing with any Governmental Authorities is required in connection with the execution, delivery and performance of Trustor’s obligations under this Deed of Trust.

5.2           [Intentionally Omitted]

ARTICLE 6

MISCELLANEOUS

6.1           Beneficiary Statement; Certain Charges.   With respect to (a) any statement, accounting, or similar information requested by Trustor or any other Person pursuant to California Civil Code Section 2943 or 2954 or any other provision of applicable law; or (b) any other document furnished to Trustor or any other Person by Beneficiary at Trustor’s request, Beneficiary shall have the right to charge the maximum amount then permitted by law or, if there is no such maximum, $250 for providing such statement, accounting, or other information.  Trustor shall pay Beneficiary a reasonable charge for any other service rendered by Beneficiary in connection with the Obligations or the Property, including the issuance of a request for full or partial reconveyance of this Deed of Trust, transmitting proceeds to an escrow holder and changing Beneficiary’s records relating to the Obligations.

6.2           Reconveyance.

(a)           Upon (i) Beneficiary’s written request stating that all Obligations secured by this Deed of Trust have been paid or performed in full; (ii) surrender to Trustee of this Deed of Trust, the Note and all other documents evidencing the indebtedness secured by this Deed of Trust; and (iii) payment of Trustee’s fees and expenses of this trust, Trustee shall reconvey the Property then held under this Deed of Trust without warranty of any kind.  The recitals in the reconveyance of any matters or facts shall be conclusive proof of their truthfulness.  The grantee in such reconveyance may be described as the “person or persons legally entitled thereto”.  Such reconveyance shall operate as a reassignment of the Rents and Profits assigned to Beneficiary under this Deed of Trust. Trustee shall deliver this Deed of Trust and the Note after full reconveyance to the Person or Persons legally entitled thereto.

(b)           [Intentionally Omitted].

6.3           Substitution of Trustee.   Beneficiary, at its option, shall have the right from time to time to appoint a successor trustee to any trustee appointed under this Deed of Trust by Beneficiary’s execution and acknowledgement of a written instrument which is recorded in the office of the recorder of each county in which the Property is located.  The recordation of such an instrument in accordance with this Section shall constitute conclusive proof of the proper substitution of a successor trustee under this Deed of Trust.  Upon recordation of such an instrument, the successor trustee shall succeed to all the title, power and duties granted to the Trustee under this Deed of Trust and by applicable law without conveyance of the Property.  Such instrument shall contain the name of the original Beneficiary, Trustee and Trustor named in this Deed of Trust, the book and page or other recording information for this Deed of Trust, and the name and address of the successor trustee.  If a notice of default has been recorded prior to the recordation of a substitution of trustee, the power of substitution shall not be exercised by Beneficiary until the costs, fees and expenses of the acting trustee have been paid in full and the acting trustee has endorsed acknowledgement of receipt of such amounts on the instrument substituting the successor trustee.  Without limiting the terms of this Section, Beneficiary shall have the right from time to time to substitute a successor to any trustee appointed under this Deed of Trust in accordance with any statutory or other procedure allowed by law for such substitution.

6.4           Execution of Instruments by Beneficiary and Trustee.   Without notice to or affecting the liability of Trustor or any other Person for the payment or performance of the Obligations, without affecting the lien or priority of this Deed of Trust or Beneficiary’s rights and remedies under the Deed of Trust, and without liability to Trustor or any other Person, Beneficiary and Trustee (if Trustee is so requested in writing by Beneficiary) shall have the right, at any time and from time to time, to do any one or more of the following:  (a) reconvey any part of the Property; (b) consent in writing to the making of any map or plat relating to the Property; (c) join in or consent to the granting of any Easement affecting the Property; and (d) execute any extension agreement relating to any or all of the Obligations, any document subordinating the lien of this Deed of Trust to any other Lien or document, or any other document relating to the Property, Obligations, or Deed of Trust.

6.5           Trust Irrevocable; Acceptance by Trustee.   The trust created by this Deed of Trust is irrevocable by Trustor.  Trustee accepts this trust when this Deed of Trust, duly executed and acknowledged, is recorded in the county in which the Property is located as provided by law.  Trustee is not obligated to notify any party of a pending sale under any other deed of trust or of any action or proceeding in which Trustor, Beneficiary or the Trustee shall be a party unless brought by the Trustee.

6.6           [Intentionally Omitted]

6.7           [ Intentionally Omitted]

6.8           [Intentionally Omitted].

6.9           Beneficiary’s Agreement to Subordinate.   Beneficiary agrees to subordinate the lien of this Deed of Trust to any bank or other institutional financing for the Trustor’ operations obtained by the Trustor or to loans made to Trustor by Haig Bagerdjian which are to be secured by the Trustor’s real property.

6.10         Taxes Imposed on Beneficiary.   If, after the date of this Deed of Trust, any Governmental Requirements are enacted for the purpose of taxing any lien on the Property or changing in any way the laws for the taxation of deeds of trust or debts secured by deeds of trust, so as to impose on Beneficiary payment of all or part of any Taxes assessed against the Property, then prior to the due date of such Taxes, Trustor shall pay all such Taxes and agree to pay such Taxes when levied or assessed against the Property or Beneficiary; provided, however, that if such payment or agreement by Trustor shall not be permitted by law, Beneficiary, at its option, shall have the right to declare any or all of the Obligations to be immediately due and payable upon notice to Trustor.  Nothing contained in this Section shall be deemed to require Trustor to pay any franchise, estate, inheritance, income or similar tax imposed on Beneficiary.

6.11         [Intentionally Omitted]

6.12         Defense of Actions and Protection of Security by Beneficiary.   Whether or not an Event of Default has occurred, Beneficiary and Trustee shall each have the right, but not the obligation, at their own expense, to appear in and defend any action or proceeding, whether commenced by or against Trustor, any of the Guarantors, or any other Person, which affects or which Beneficiary or Trustee reasonably determines is likely to materially adversely affect any or all of the following:  (a) the Property; (b) the Insurance Claims, Condemnation Claims, or Property Claims; (c) Beneficiary’s or Trustor’s respective rights and obligations under the Note or this Deed of Trust; or (d) the Obligations.  Beneficiary and Trustee shall each have the right, but not the obligation, to commence and prosecute any action or proceeding which Beneficiary or Trustee determines to be reasonably necessary or appropriate to do any or all of the following:  (i) prevent any damage, destruction, or injury to the Property; (ii) enforce or recover upon the Insurance Claims, Condemnation Claims, or Property Claims or collect the Insurance Proceeds, Condemnation Proceeds, or Property Proceeds pursuant to this Deed of Trust; (iii) preserve, protect, maintain, and defend the Property and Beneficiary’s lien thereon; or (iv) enforce or exercise any right, remedy or power available to or conferred on Beneficiary or Trustee under the This Deed of Trust or applicable law.  Beneficiary and Trustee shall each have the right to discontinue, suspend or dismiss any such action or proceeding which has been commenced by Beneficiary or Trustee at any time.

6.13         [Intentionally Omitted]

6.14         Payment of Advances by Trustor.   All Reimbursable Costs and all other costs, fees, expenses and liabilities incurred or paid by Beneficiary under any other provision of the This Deed of Trust or under applicable law in connection with the Obligations or the Property (a) shall be payable by Trustor to Beneficiary on Beneficiary’s demand; (b) shall constitute additional indebtedness of Trustor to Beneficiary; (c) shall be secured by this Deed of Trust; and (d) shall bear interest from the date of expenditure at the rate of interest applicable to principal under the Note.  All Reimbursable Costs and all other costs, fees, expenses and liabilities incurred or paid by Trustee under this Deed of Trust or under applicable law in connection with this Deed of Trust shall be payable by Trustor to Trustee on Trustee’s demand and shall bear interest at the maximum rate permitted to be charged by Trustee under applicable law.  Nothing contained in this Deed of Trust shall be deemed to obligate Beneficiary or Trustee (i) to incur any costs, fees, expenses, or liabilities; (ii) to make any appearances in or defend any action or proceeding; or (iii) to commence or prosecute any action or proceeding relating to any matter.

6.15         No Third Party Beneficiaries.   This Deed of Trust is entered into for the sole protection and benefit of Beneficiary and Trustor and their respective permitted successors and assigns.  No other Person shall have any rights or causes of action under this Deed of Trust.

6.16         Notices.   All notices and demands by Beneficiary to Trustor under this Deed of Trust shall be in writing and shall be effective on the earlier of personal delivery to Trustor or two (2) days after deposit in first-class or certified United States mail, postage prepaid, addressed to Trustor at the address set forth in this Deed of Trust, except that service of any notice of default or notice of sale provided or required by law shall, if mailed, be deemed effective on the date of mailing.  All notices and demands by Trustor to Beneficiary under this Deed of Trust shall be in writing and shall be effective on actual receipt by Beneficiary at Beneficiary’s address set forth in this Deed of Trust; provided, however, that nonreceipt of any such notice or demand by Beneficiary as a result of Beneficiary’s refusal to accept delivery or Beneficiary’s failure to notify Trustor of Beneficiary’s change of address shall be deemed receipt by Beneficiary.  Trustor’s and Beneficiary’s respective addresses set forth in this Deed of Trust may be changed by written notice given to the other party in accordance with this Section.  If Trustor consists of more than one Person, service of any notice or demand on any one of such Persons by Beneficiary shall be effective service on Trustor for all purposes.

6.17         Performance of Covenants.   Trustor shall perform and comply with all of its obligations under this Deed of Trust at Trustor’s sole cost and expense.

6.18         Severability.   If any provision of the Note, any Additional Notes or this Deed of Trust shall be held by any court of competent jurisdiction to be unlawful, voidable, void, or unenforceable for any reason, such provision shall be deemed to be severable from and shall in no way affect the validity or enforceability of the remaining provisions of the Note, any Additional Notes or this Deed of Trust.

6.19         Interpretation.   Whenever the context of the Note, any Additional Notes or this Deed of Trust reasonably requires, all words used in the singular shall be deemed to have been used in the plural, and the neuter gender shall be deemed to include the masculine and feminine gender, and vice versa.  For purposes of this Deed of Trust, all references to the Property or Improvements shall be deemed to refer to all or any part of the Property or Improvements, respectively.  The headings to sections of this Deed of Trust are for convenient reference only, and they do not in any way define or limit any of the terms of this Deed of Trust and shall not be used in interpreting this Deed of Trust.  For purposes of this Deed of Trust, the term “including” shall be deemed to mean “including without limitation,” and the term “document” shall include all written contracts, commitments, restrictions, agreements, mortgages, and instruments.

6.20         Time of the Essence.   Time is of the essence in the performance of each provision of the Note, any Additional Notes or this Deed of Trust by Trustor.

6.21         Amendments.   The Note and this Deed of Trust may be modified only by written agreement signed by Beneficiary and Trustor.

6.22         Entire Agreement.   The Note, the Security Agreement and this Deed of Trust contain the entire agreement concerning the subject matter of the Obligations and supersede all prior and contemporaneous negotiations, agreements, statements, understandings, terms, conditions, representations and warranties, whether oral or written, between Beneficiary and Trustor concerning the Obligations.

6.23         No Waiver by Beneficiary.  No waiver by Beneficiary of any of its rights or remedies in connection with the Obligations or of any of the terms or conditions of the Note, Additional Notes or this Deed of Trust shall be effective unless such waiver is in writing and signed by Beneficiary.  Without limiting the generality of this Section, (a) no delay or omission by Beneficiary in exercising any of its rights or remedies in connection with the Obligations shall constitute or be construed as a waiver of such rights or remedies; (b) no waiver by Beneficiary of any default by Trustor under the Note, Additional Notes or this Deed of Trust  or consent by Beneficiary to any act or omission by Trustor shall constitute or be construed as a waiver of or consent to any other or subsequent default, act or omission by Trustor; (c) no acceptance by Beneficiary of any late payment or late or defective performance of any of the Obligations by Trustor shall constitute a waiver by Beneficiary of the right to require prompt payment and performance strictly in accordance with the Note, Additional Notes or this Deed of Trust with respect to any other payment or performance of any of the Obligations; (d) no acceptance by Beneficiary of any payment or performance following any notice of default which has been given or recorded by Beneficiary shall constitute a waiver of Beneficiary’s right to proceed with the exercise of its remedies with respect to any Obligations which have not been paid or performed in full; (e) no acceptance by Beneficiary of any partial payment or performance shall constitute a waiver by Beneficiary of any of its rights or remedies relating to any Obligations which have not been paid or performed in full; and (f) no application of Rents and Profits, Insurance Proceeds, Condemnation Proceeds or Property Proceeds to any of the Obligations shall constitute or be construed as a waiver by Beneficiary or cure of any Event of Default or impair, prejudice, invalidate or otherwise affect any action by Beneficiary or Trustee in response to such default.

6.24         Waivers by Trustor.   Trustor waives presentment, demand for payment, protest, notice of demand, dishonor, protest and non-payment, and all other notices and demands in connection with the delivery, acceptance, performance, default under, and enforcement of the Deed of Trust.  Trustor waives the right to assert any statute of limitations as a defense to the enforcement of any or all of the Note, Additional Notes or this Deed of Trust to the fullest extent permitted by law.

6.25         Waiver of Marshalling.   Trustor and all Persons holding a Lien affecting the Property who have actual or constructive notice of this Deed of Trust waive (a) all rights to require marshalling of assets or liens in the event of Beneficiary’s exercise of any of its rights and remedies under this Deed or Trust, including any judicial or nonjudicial foreclosure sale of the Property; (b) all rights to require Beneficiary to exhaust its rights and remedies against any other collateral securing any or all of the Obligations before pursuing its rights and remedies under this Deed of Trust; and (c) all rights to require Beneficiary to exercise any other right or power or to pursue any other remedy which Beneficiary may have under any document or applicable law before pursuing its rights and remedies under this Deed of Trust.

6.26         Waiver of Subrogation.   Trustor waives all rights to recover against Beneficiary for any loss or damage incurred by Trustor from any cause which is insured under any of the Insurance Policies, except that the foregoing waiver of subrogation shall not be effective with respect to any Insurance Policy if the coverage under such policy would be materially reduced or impaired as a result of such waiver.  Trustor shall use its best efforts to obtain Insurance Policies which permit the waiver of subrogation contained in this Section.

6.27         Cumulative Remedies.   No right or remedy of Beneficiary or Trustee under this Deed of Trust or the Note, or any Additional Notes shall be exclusive of any other right or remedy to which Beneficiary or Trustee may be entitled.  Beneficiary’s rights and remedies under the Note, Additional Notes or this Deed of Trust are cumulative and in addition to all other rights and remedies which Beneficiary may have under any other document with Trustor and under applicable law.  Beneficiary shall have the right to exercise any one or more of its rights and remedies in connection with the Obligations at Beneficiary’s option and in its sole and absolute discretion, without notice to Trustor or any other Person (except as otherwise expressly required by law or under the Note, Additional Notes or this Deed of Trust), and in such order as Beneficiary may determine in its sole and absolute discretion.  If Beneficiary holds any collateral in addition to the Property for any of the Obligations, Beneficiary, at its option, shall have the right to pursue its rights or remedies with respect to such other collateral either before, contemporaneously with, or after Beneficiary’s exercise of its rights or remedies with respect to the Property.  Upon the occurrence of an Event of Default, Beneficiary, at its option, shall have the right to offset against any debt or monies due from Beneficiary to Trustor against all or part of the Obligations.

6.28         [Intentionally Omitted]

6.29         Applicable Law; Jurisdiction.   The  Deed of Trust shall be governed by and construed in accordance with the laws of the State of California.  Trustor consents to personal jurisdiction over Trustor by the courts of the State of California and agrees that service of process on Trustor may be effected by certified or registered mail, return receipt requested, directed to Trustor at its address shown in this Deed of Trust.

6.30         Successors.   Subject to the restrictions contained in this Deed of Trust shall be binding upon and inure to the benefit of Beneficiary and Trustor and their respective permitted successors and assigns.

6.31         Power of Attorney.   Trustor irrevocably appoints Beneficiary, with full power of substitution, as Trustor’s attorney-in-fact, coupled with an interest, with full power, in Beneficiary’s own name or in the name of Trustor (a) to take any or all of the actions specified in Article 4 above with respect to the Property; and (b) to sign and record notices of completion, notices of cessation of labor, and any other similar notice or document which Beneficiary reasonably determines to be necessary or appropriate to protect its interests in connection with the Obligations.  Beneficiary shall have the right to exercise the power of attorney granted in this Section directly or to delegate all or part of such power to one or more agents of Beneficiary.  Nothing contained in this Deed of Trust shall be construed to obligate Beneficiary to act on behalf of Trustor as attorney-in-fact.

6.32         No Merger.   There shall be no merger of any estate in the Property which Trustor acquires after the date of this Deed of Trust with all or any portion of the estate in the Property which Trustor holds as of the date of this Deed of Trust, unless Beneficiary shall expressly agree otherwise in writing.

6.33         Request for Notices.   Trustor hereby requests that a copy of any notice of default and notice of sale as may be required by law be mailed to Trustor at its address stated above.

ARTICLE 7

UNIFORM COMMERCIAL CODE SECURITY AGREEMENT

7.1           Uniform Commercial Code Security Agreement.  Article 7 of this Deed of Trust constitutes a security agreement pursuant to the California Uniform Commercial Code (the “Code”).  To secure payment and performance of the Obligations, Trustor grants Beneficiary a security interest in all now owned and hereafter acquired personal property of Trustor obtained for or in connection with the design, planning, construction, development, use, operation, maintenance, or marketing and sale of the Property (collectively, the “Collateral”), including the following:  (a) all fixtures, machinery, machines, motor vehicles, tools, parts, equipment, pumps, engines, motors, boilers, incinerators, building materials, inventory, supplies, goods, systems for the supply or distribution of heat, air conditioning, electricity, gas, water, air or light, elevators and related machinery and equipment, fire prevention and extinguishing equipment, security and access control equipment, plumbing, showers, bath tubs, water heaters, toilets, sinks, stoves, ranges, refrigerators, dishwashers, disposals, laundry equipment, wall, window and floor coverings, partitions, doors, windows, hardware, waste and rubbish removal equipment, recreational equipment, signs, furniture, furnishings, appliances, telephone equipment, computer systems, office equipment and supplies, plants, carpets, rugs, sculptures, art work, mirrors, tables, lamps, beds, television sets, light fixtures, chandeliers, desks, cabinets, bookcases, chairs, sofas, benches, and janitorial and maintenance equipment and supplies, and all substitutions, accessories, accessions, replacements, improvements, and additions to any or all of the foregoing; (b) all deposits, advance payments, security deposits, and rental payments made by or on behalf of Trustor to others in connection with the Property and relating to any or all of the following: (i) management or operational services; (ii) marketing services; (iii) architectural, engineering, or design services; (iv) utility services; (v) cleaning, maintenance, security, or repair services; (vi) rubbish or refuse removal services; (vii) sewer services; (viii) rental of furnishings, fixtures or equipment; (ix) parking; or (x) any service similar to any or all of the foregoing; (c) all reports, appraisals, drawings, plans, blueprints, studies, specifications, certificates of occupancy, building permits, grading permits, and surveys relating to all or part of the Property, and all amendments, modifications, supplements, general conditions and addenda thereto; (d) all trade names, trademarks, trade styles, service marks, logos, letterheads, advertising symbols, goodwill, telephone numbers, advertising rights, negatives, prints, brochures, flyers, pamphlets and other media items used or intended to be used in connection with the Property; (e) all warranties and guaranties, whether written or oral, from any third Person which directly or indirectly relate to all or part of the Property or personal property described in parts (a) through (d) of this Section 7.1; (f) all legal and equitable claims, causes of action, and rights against architects, engineers, designers, contractors, subcontractors, suppliers, materialmen and any other Persons supplying labor, services, materials or equipment, directly or indirectly, in connection with the design, planning, construction, development, use, operation, maintenance, or marketing of all or part of the Property; (g) all real property tax refund claims, general intangibles, accounts, deposit accounts, documents, instruments, chattel paper, and accounts receivable relating to the design, planning, construction, development, use, operation, maintenance or marketing of all or part of the Property, including any right to payment for goods sold or leased or to be sold or leased or for services rendered or to be rendered, however evidenced, including purchase orders, negotiable documents, notes, drafts, acceptances, claims, instruments, insurance policies, and all other forms of obligations and receivables; (h) all contracts and agreements for the sale of all or any portion of the Property and all deposits, advance payments, or other things of value given by buyers on account of purchase, and (i) all products and proceeds of any or all of the foregoing personal property, including all money, deposit accounts, accounts, chattel paper, documents, notes, drafts, instruments, insurance proceeds, and all other tangible and intangible property resulting from the sale, lease, or other disposition of any or all of the foregoing personal property whether in the hands of Trustor, an escrow company or other third party.

7.2           Filing.  Trustor agrees that Beneficiary may file this Deed of Trust, or a reproduction thereof, in the real estate records or other appropriate index, as a financing statement for any of the items of Collateral specified in Section 7.1 above which is or may be part of the Property.  Any reproduction of this Deed of Trust or of any other security agreement or financing statement shall be sufficient as a financing statement.  Trustor agrees to execute and deliver to Beneficiary, upon Beneficiary’s request, any financing statements, as well as extensions, renewals and amendments thereof, and reproductions to this Deed of Trust in such form as Beneficiary may require to perfect a security interest with respect to all or part of the Collateral.  Trustor shall pay all costs of filing of such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all costs and expenses of any record searches for financing statements Beneficiary may reasonably require.

7.3           Additional Covenants of Trustor.  Trustor, at its sole cost and expense, (a) shall give Beneficiary at least thirty (30) days prior written notice of any change in Trustor’s principal place of business and the acquisition or use of a trade name or style by Trustor; (b) shall promptly notify Beneficiary in writing of any claim, lien, security interest, right, encumbrance or any other occurrence which may be adverse to Beneficiary’s security interest in the Collateral; (c) shall defend the Collateral from all claims, liens, security interests, rights, encumbrances and other matters which are adverse to Beneficiary’s security interest in the Collateral; (d) shall promptly pay all costs and expenses relating to the purchase, ownership, or use of the Collateral, including all liens, taxes, assessments and charges of Governmental Authorities levied, assessed or imposed on all or part of the Collateral; (e) except for matters in the ordinary course of Trustor’s business, shall not sell, transfer, pledge, hypothecate, lease or otherwise dispose of or abandon all or part of the Collateral without Beneficiary’s prior written consent,; (f) except for matters in the ordinary course of Trustor’s business, shall not remove any of the Collateral which consists of tangible personal property from its location on the Property without Beneficiary’s prior written consent; (g) shall, upon Beneficiary’s request, give notice, in form and substance acceptable to Beneficiary, to any or all account debtors designated by Beneficiary of Trustor’s grant of a security interest in any Collateral which consists of accounts, contract rights, instruments, documents, or general intangibles (referred to collectively as the “Accounts” and individually as an “Account”); (h) following the occurrence of any Event of Default, shall not compromise, settle, adjust, or grant any discount, credit, or allowance to any Account debtor without Beneficiary’s prior written consent; (i) shall undertake any and all other acts necessary or appropriate to maintain, preserve and protect the Collateral and Beneficiary’s security interest therein, including any actions requested by Beneficiary; and (j) shall execute and deliver to Beneficiary such other documents as Beneficiary may request in order to evidence, effectuate, perfect, maintain, preserve or protect Beneficiary’s security interest in the Collateral, including financing statements, continuation financing statements, financing statement amendments, security agreements, and assignments.  If Trustor fails to execute and deliver to Beneficiary any document requested by Beneficiary pursuant Section 7.3(j) within ten (10) days after such request, then Trustor irrevocably appoints Beneficiary, with full power of substitution, as Trustor’s attorney-in-fact, coupled with an interest, with full power, in its own name or in the name of Trustor, to execute such document on behalf of Trustor.  Nothing contained in this Article 7 shall be construed to obligate Beneficiary to act on behalf of Trustor as attorney-in-fact.

7.4           Rights and Additional Remedies of Beneficiary under Uniform Commercial Code.  Without limiting Article 4 above, upon the occurrence of an Event of Default, Beneficiary shall have the following additional rights and remedies with respect to the Collateral: (a) Beneficiary shall have all the rights and remedies of a secured party under the Code and under any other applicable law, and, at Beneficiary’s option, shall also have the right to invoke any or all of the remedies provided in Article 4 of this Deed of Trust with respect to the Collateral, and in exercising any of such remedies, Beneficiary may proceed against the items of real property and any items of Collateral separately or together and in any order whatsoever, without in any way affecting the availability of Beneficiary’s remedies under the Code or of the remedies provided in Article 4 of this Deed of Trust; (b) Beneficiary, at its option, shall have the right (i) to direct any or all Account Debtors to make payment directly to Beneficiary; (ii) to demand, collect, receive and give receipts for any and all money and other property due or to become due in connection with all or part of the Collateral, including any of the Accounts; (iii) to take possession of and endorse and collect any or all notes, checks, drafts, money orders, or other instruments of payment relating to all or part of the Collateral or proceeds of the Collateral, including any of the Accounts; and (iv) to file any claim and take any other action which Beneficiary determines to be appropriate for the purpose of collecting any or all of the Accounts and to compromise, adjust or settle Accounts for less than face value thereof, and to execute all releases and other documents in connection therewith; provided, however, that Beneficiary shall not be obligated in any manner to make any demand for or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any action to collect or enforce the payment of any or all of the Accounts; (c) should Beneficiary seek to take possession of any or all of the Collateral by court process, Trustor irrevocably and unconditionally agrees that a receiver may be appointed by a court for such purpose without regard to the adequacy of the security for the Obligations; and (d) Trustor irrevocably appoints Beneficiary, with full power of substitution, as Trustor’s attorney-in-fact, coupled with an interest, with full power, in its own name or in the name of Trustor to take any or all of the actions described Section 7.4(b) after the occurrence of an Event of Default.  Beneficiary, at its option, and whether or not an Event of Default exists, shall at all times have the right (a) to take such actions as Beneficiary determines to be necessary or appropriate to maintain, preserve and protect the Collateral and Beneficiary’s security interest therein; and (b) to give notice to any Account debtor containing such information and instructions concerning the existence of Beneficiary’s security interest and rights in the Collateral under this Deed of Trust as Beneficiary determines to be necessary or appropriate to protect its interest.

7.5           Fixtures.  The Collateral in which Beneficiary has a security interest under this Article 7 includes goods that are or may become Fixtures on the Property.  This Deed of Trust constitutes a fixture filing pursuant to the terms of Sections 9313 and 9402 of the Code that shall be recorded in the real estate records of the county in which the Property is located.  In that regard, the following information is provided:

Name of Debtor:	POINT.360, a California corporation

Address of Debtor:	2777 North Ontario Street Burbank, California 91504

Name of Secured Party:	TROYGOULD PC, a California professional corporation

Address of Secured Party:	1801 Century Park East Suite 1600 Los Angeles, CA 90067

7.6           Indemnification.  Trustor shall indemnify, defend and hold Beneficiary harmless from any and all claims, demands (including demands by any governmental agency), liabilities, costs, expenses, penalties, damages, losses and liens, including without limitation reasonable attorneys’ fees (collectively, “Indemnified Claims”), arising out of or with respect to (i) Hazardous Material on or under the Property, or migrating to or from the Property or released on or under the Property subsequent to the date hereof, and (ii) any clean-up required by law or court order or order of any governmental authority having jurisdiction over the Property, of any and all Hazardous Material which might remain or subsequently be placed on or under the Property.  Without limiting the generality of the foregoing, but subject to the exclusions described in Paragraph (b) below, Indemnified Claims shall include liabilities and costs arising out of the existence, migration, encapsulation, removal or non-removal of:  asbestos-containing materials, lead paint, or other Hazardous Material located on the Property or on adjacent or nearby property, whether discovered before or after the date hereof, and including matters discovered during construction by Trustor or Trustor’s successors in interest or assignees; claims by any governmental or quasi-governmental divisions or agencies related to Hazardous Material located on the Property; and claims arising out of contaminated groundwater, whether located on the Property or off-site.  The indemnity provided for herein shall survive the full payment of the Obligations and the reconveyance of this Deed of Trust.

[Signatures Continued on Next Page]

TRUSTOR:

POINT.360, a California corporation

By:
Name: Alan R. Steel
Title: Executive Vice-President

STATE OF CALIFORNIA	)
) ss
COUNTY OF LOS ANGELES	)

On _________________________, before me,_________________________________ a Notary Public, personally appeared ______________________________________________ who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies) and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

Print Name:

REQUEST FOR FULL RECONVEYANCE

(To be used only when the Note and all other indebtedness
secured by this Deed of Trust have been paid in full)

TO:  _________________________, TRUSTEE

The undersigned is the legal owner and holder of all indebtedness secured by this Deed of Trust.   All sums secured by this Deed of Trust have been fully paid and satisfied, and you are hereby requested and directed, on payment to you of all sums owing to you under the terms of this Deed of Trust, to cancel all evidences of indebtedness delivered to you and secured by this Deed of Trust and to reconvey, without warranty, the estate now held by you hereunder to the parties designated by the terms of this Deed of Trust.

MAIL RECONVEYANCE TO:

By:

Title:

Dated:

DEED OF TRUST

EXHIBIT “A”

LEGAL DESCRIPTION

The Parcels of land referred to herein is situated in the State of California, County of Los Angeles, and is described as follows:

In the City of Burbank, the following two Parcels:

PARCEL 1

LOTS 185, 187, 189, 191 AND THE NORTH ONE-HALF OF LOT 193 OF TRACT 7383, IN THE CITY OF BURBNK, AS PER MAP RECORDED IN BOOK 84, PAGES 20 AND 21 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDED OR SAID COUNTY.

PARCEL 2

THE NORTHWESTERLY 28.71 FEET OF LOT 39 OF TRACT 8273, IN THE CITY OF BURBANK, COUNT OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 91, PAGE 45 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDED OF SAID COUNTY.

APN 2477-015-045
          2477-016-010

In the City of Los Angeles, the following two Parcels:

PARCEL 1:

THE SOUTH 70 FEET OF THE EAST 135 FEET OF LOT1, IN BLOCK 18 OF COLEGROVE, IN THE CITY OF LOS ANGELES, COUNT OF LOS ANGELES, STGATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 53 PAGE 10 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL 2:

THE NORTH 55 FEET OF ETHE EAST 135 FEET OF LOT 2, IN BLOCK 18 OF COLEGROVE, IN THE CITY OF LOS ANGELES, COUNT OF LOS ANGELES, STGATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 53 PAGE 10 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

APN: 5533-07-033, 002

A